Exhibit 99.2

Consolidated Financial Statements and Report of Independent Certified Public Accountants

Business Process Outsourcing, Inc. and Subsidiaries

Ernst & Young
Golf View Corporate Tower-B Sector 42, Sector Road Gurgaon-122002, Haryana, India Tel: +91 124 464 4000 Fax: +91 124 464 4050 www.ey.com/india

Report of Independent Auditor

The Board of Directors of

Business Process Outsourcing, Inc.

We have audited the accompanying consolidated balance sheets of Business Process Outsourcing, Inc. and subsidiaries (the “Company”) as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Business Process Outsourcing, Inc. and subsidiaries as at December 31, 2010 and 2009, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2010, in conformity with U.S. generally accepted accounting principles.

/s/  Ernst & Young

Bangalore, India

March 11, 2011

except for Note 16, as to which the date is August 1, 2011

BUSINESS PROCESS OUTSOURCING, INC.

Consolidated Balance Sheets

(Dollars in thousands, except per share data)

	December 31,
	2010	2009
Assets

Current assets:
Cash and cash equivalents	$13,791	$10,068
Restricted cash	50	76
Accounts receivable, net of allowance for doubtful accounts of $ 0 in 2010 and $30 in 2009	3,169	2,470
Accounts receivable from related parties	951	796
Unbilled receivable, includes unbilled to related parties of $0 in 2010 and $56 in 2009	839	528
Prepaid expenses	920	745
Notes receivable	404	190
Other current assets	4,341	2,489

Total current assets	24,465	17,362

Non-current assets:
Restricted cash	74	89
Security deposits	3,874	4,494
Property and equipment, net	10,074	9,762
Goodwill	1,976	1,976
Deferred tax assets	738	766
Other assets	580	950

Total non-current assets	17,316	18,037

TOTAL ASSETS	$41,781	$35,399

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$450	$348
Accrued employee costs	4,945	4,221
Accrued expenses and other current liabilities	3,509	1,960
Short-term borrowing	429	346
Current portion of capital lease obligations	2,448	2,521
Deferred revenue and payments in advance	1,226	3,263

Total current liabilities	13,007	12,659

Non-current liabilities:
Capital lease obligations, less current portion	6,190	6,600
Other liabilities	2,593	3,435

Total non-current liabilities	8,783	10,035

Commitments and contingencies

Stockholders’ equity:
Series A convertible preferred stock, $0.001 par value, 1,600,000 shares authorized, issued and outstanding (liquidation preference $3,700)	2	2
Series B convertible preferred stock, $0.001 par value, 10,000,000 shares authorized; 9,340,000 shares issued and outstanding (liquidation preference $24,183)	9	9
Common stock, $0.001 par value, 38,400,000 shares authorized; 10,370,897 and 10,234,797 shares issued and outstanding in 2010 and 2009	10	10
Additional paid-in capital	31,674	30,969
Accumulated deficit	(10,845)	(17,114)
Accumulated other comprehensive loss	(859)	(1,171)

Total stockholders’ equity	19,991	12,705

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$41,781	$35,399

See accompanying notes.

BUSINESS PROCESS OUTSOURCING, INC.

Consolidated Statements of Operations

(Dollars in thousands)

	Year ended December 31,
	2010	2009	2008
Revenue:
Revenue	$69,828	$60,050	$60,980
Revenue from related parties	6,267	6,259	4,267

Total revenues	76,095	66,309	65,247

Cost of revenue (excluding depreciation & amortization)	46,838	40,800	44,715

Gross profit	29,257	25,509	20,532

Operating expenses:
General and administrative expenses	19,669	17,314	17,208
Depreciation and amortization	3,589	3,564	3,347

Total operating expenses	23,258	20,878	20,555

Income (loss) from operations	5,999	4,631	(23)

Other income (expense):
Interest expense	(924)	(955)	(746)
Interest income	116	125	41
Other income	1,284	1,136	434
Foreign exchange gain	245	707	417

Income before income taxes	6,720	5,644	123

Provision for income taxes	(451)	(416)	(54)

Net income	$6,269	$5,228	$69

See accompanying notes.

BUSINESS PROCESS OUTSOURCING, INC.

Consolidated Statements of Stockholders’ Equity

Years ended December 31, 2010, 2009 and 2008

(Dollars in thousands, except share data)

									Accumulated
	Preferred Stock		Preferred Stock		Common		Additional		Other
	Series A		Series B		Stock		Paid–in	Accumulated	Comprehensive
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(loss) income	Total
Balance at December 31, 2007	1,600,000	$2	9,340,000	$9	9,305,388	$9	$29,035	$(22,411)	$396	$7,040
Issuance of common stock	—	—	—	—	769,909	1	802	—	—	803
Stock-based compensation	—	—	—	—	—	—	341	—	—	341
Comprehensive loss:
Net income	—	—	—	—	—	—	—	69	—	69
Foreign currency translation	—	—	—	—	—	—	—	—	(1,375)	(1,375)

Comprehensive loss										(1,306)

Balance at December 31, 2008	1,600,000	2	9,340,000	9	10,075,297	10	30,178	(22,342)	(979)	6,878
Issuance of common stock	—	—	—	—	175,000	—	475	—	—	475
Repurchase of common stock	—	—	—	—	(15,500)	—	(65)	—	—	(65)
Stock-based compensation	—	—	—	—	—	—	381	—	—	381
Comprehensive income:
Net income	—	—	—	—	—	—	—	5,228	—	5,228
Foreign currency translation	—	—	—	—	—	—	—	—	(192)	(192)

Comprehensive income										5,036

Balance at December 31, 2009	1,600,000	2	9,340,000	9	10,234,797	10	30,969	(17,114)	(1,171)	12,705
Issuance of common stock	—	—	—	—	136,100	—	413	—	—	413
Stock-based compensation	—	—	—	—	—	—	292	—	—	292
Comprehensive income:
Net income	—	—	—	—	—	—	—	6,269	—	6,269
Foreign currency translation	—	—	—	—	—	—	—	—	312	312

Comprehensive income										6,581

Balance at December 31, 2010	1,600,000	$2	9,340,000	$9	10,370,897	$10	$31,674	$(10,845)	$(859)	$19,991

See accompanying notes.

BUSINESS PROCESS OUTSOURCING, INC.

Consolidated Statements of Cash Flows

(Dollars in thousands)

	Year ended December 31,
	2010	2009	2008
Cash flows from operating activities
Net income	$6,269	$5,228	$69
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,589	3,564	3,347
Profit on sale of assets	(70)	(156)	—
Stock-based compensation	292	381	341
Amortization of deferred charges	20	40	64
Deferred income taxes	45	(164)	(664)
Changes in operating assets and liabilities:
Restricted cash	43	121	(223)
Accounts receivable	(860)	1,368	(450)
Unbilled receivable	(298)	(270)	305
Prepaid expenses and other current assets	(956)	(351)	(1,325)
Other assets	155	(636)	(36)
Accounts payable	97	(532)	(93)
Accrued employee costs	668	360	151
Accrued expenses and other current liabilities	410	(1,428)	1,087
Deferred revenue	(2,038)	588	1,869
Other liabilities	94	524	445

Net cash provided by operating activities	7,460	8,637	4,887

Cash flows from investing activities
Purchases of property and equipment	(1,596)	(829)	(1,859)
Proceeds from sales of property and equipment	90	22	—
Security deposits	(380)	(341)	(1,799)
Sublease receipts	299	188	36
Recoveries of security deposits	238	111	1,300

Net cash used in investing activities	(1,349)	(849)	(2,322)

Cash flows from financing activities
Principal payments on capital lease obligations	(2,823)	(2,618)	(2,207)
Short-term borrowings	71	119	(9)
Net proceeds from issuance of common stock	199	285	803
Payment towards repurchase of common stock	—	(65)	—

Net cash provided by (used in) financing activities	(2,553)	(2,279)	(1,413)

Effect of exchange rate changes on cash and cash equivalents	165	(329)	(832)

Net increase in cash and cash equivalents	3,723	5,180	320
Cash and cash equivalents at beginning of year	10,068	4,888	4,568

Cash and cash equivalents at end of year	$13,791	$10,068	$4,888

Supplemental disclosure of cash flow information
Cash paid during the year for:
Interest	$924	$955	$746

Income taxes	$760	$604	$776

Supplemental disclosure of non-cash information
Assets acquired under capital leases	$2,447	$2,425	$6,873
Notes receivable executed	$277	$211	$—

See accompanying notes.

Business Process Outsourcing, Inc.

Notes to Consolidated Financial Statements

December 31, 2010

(Dollars in thousands, except per share amounts)

1. Organization, Description of Business

Business Process Outsourcing, Inc. (“BPO” or “the Company”) is incorporated under the laws of the Cayman Islands. BPO’s subsidiaries are Business Process Outsourcing Ltd., a Mauritius corporation, Business Process Outsourcing (India) Private Limited (“BPO India”), an Indian corporation, Outsource Partners International Limited, a United Kingdom corporation, BPO Enterprises, Inc., a Delaware corporation (an inactive entity), National Tax Compliance Services LLC, a Delaware corporation (an inactive entity), Outsource Partners International EAD, a Bulgaria corporation, Outsource Partners International, Inc., a Delaware corporation, Outsource Partners International Corporation, a Nova Scotia corporation (an inactive entity), Outsourcepartners International (India) Private Limited, an India corporation; Outsource Partners International SDN BHD, a Malaysian corporation; and Outsource Partners International, Inc., a Cayman Island corporation (an inactive entity).

BPO, together with its subsidiaries, is principally engaged in providing business process outsourcing services in the finance and accounting arena. The services are provided primarily from India, along with shared service centers in Bulgaria and Malaysia, as well as resources on-site at client locations in the U.S. The Company’s clients are located principally in the United States.

2. Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of BPO and its subsidiaries. All significant inter-company balances and transactions are eliminated in consolidation.

Use of Estimates

Preparation of the consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Estimates are made based on management’s best assessment of the current business environment. Actual results could differ from these estimates and assumptions. The significant estimates and assumptions that affect the consolidated financial statements include, but are not limited to, allowance for doubtful accounts, future obligations under employee benefit plans, income tax valuation allowances, estimated useful lives of property and equipment and recoverability of long-term assets and goodwill.

Foreign Currency

The functional currency being the currency of the primary economic environment in which each active subsidiary operates is listed below:

BPO – U. S. Dollar

Business Process Outsourcing Ltd. – U. S. Dollar

Business Process Outsourcing (India) Private Limited – Indian Rupee

Outsource Partners International Limited – Pound Sterling

Outsource Partners International EAD – Bulgarian Leva

Outsource Partners International, Inc. – U. S. Dollar

Outsourcepartners International (India) Private Limited – Indian Rupee

Outsource Partners International SDN BHD – Malaysian Ringgit

For subsidiaries that have a functional currency other than the U.S. Dollar, the assets and liabilities of such subsidiaries are translated into U.S. Dollars, the reporting currency, at the rate of exchange prevailing on the balance sheet date. Resulting translation adjustments are included in accumulated other comprehensive income (loss).

During 2008, the Company changed the method used for translating revenues and expenses into U.S Dollars from average exchange rate prevailing during the period to average exchange rates prevailing during the month in which transactions were recorded. This change enabled foreign currency transactions to be translated at exchange rates which were closer to the date when such transactions were recorded. Due to this change, profit for the year ended December 31, 2008 was higher by $209 and cumulative comprehensive loss was lower by $209 as at December 31, 2008. Foreign currency transaction gains and losses are recorded in the Consolidated Statements of Operations.

Revenue Recognition

The Company derives revenues primarily from performing business process outsourcing services. Outsourcing contracts typically span several years and may involve delivery through a combination of resources in different countries. Revenue is recognized as services are rendered, provided that persuasive evidence of an arrangement exists, there are no remaining obligations with respect to the services rendered and collection is considered probable. The Company has time and material, cost plus, and unit pricing arrangements. Revenue on unit priced arrangements is recognized as transactions are processed. Revenues on time and material contracts are recognized based on time incurred in performing the services and on cost plus arrangements are recognized as the services are performed.

Revenues recognized in excess of billings are recorded as unbilled receivables. Billings in excess of revenues recognized are deferred until revenue recognition criteria are met.

Business Process Outsourcing, Inc.

Notes to Consolidated Financial Statements

December 31, 2010

(Dollars in thousands, except per share amounts)

In accordance with Accounting Standards Codification (“ASC”) No. 605-45, “Income Statement Characterization of Reimbursements Received for Out-of-Pocket Expenses Incurred,” the Company accounts for reimbursable out-of-pocket expenses as revenue in the Consolidated Statement of Operations and an equivalent amount is included in cost of revenue.

Revenue includes reimbursements of out-of-pocket expenses of $3,736, $3,227 and $6,305 for the years ended December 31, 2010, 2009 and 2008, respectively.

During 2010, 2009 and 2008, two customers accounted for more than 10% of the Company’s Total Revenues.

	2010	2009	2008
Customer A	22%	27%	33%
Customer B	14%	11%	12%

Cost of Revenue

Cost of revenue includes salaries and employee benefits of employees directly attributed to a project. It also includes direct costs and other out-of-pocket expenses related to those contracts. It does not include any allocation of overhead such as facility rent and other indirect operating costs.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash balances and liquid investments with original maturities of three months or less.

Security Deposits

Security deposits consist of amounts paid to lessors for various leases of its facilities.

Accounts Receivables and Allowance for Doubtful Accounts

Accounts receivable are stated net of an allowance for doubtful accounts. On a periodic basis, the Company evaluates its receivables and establishes an allowance for doubtful accounts based on historical experience and other currently available information.

Business Process Outsourcing, Inc.

Notes to Consolidated Financial Statements

December 31, 2010

(Dollars in thousands, except per share amounts)

Foreign Exchange Instruments

In the normal course of business, the Company occasionally uses derivative financial instruments to manage foreign currency exchange rate risk. The Company hedges material cash flow exposure using forward contracts. These instruments are short-term in nature, with maturities of less than one year, and are subject to fluctuations in foreign exchange rates. All of the Company’s financial instruments are recorded at estimated fair value or amounts that approximate fair value. The Company does not have any derivatives designated as hedges as defined by ASC No. 815, “Derivatives and Hedging”. The changes in fair value of all derivatives are recognized in the Consolidated Statements of Operations and are included in the foreign exchange (loss) gain. During 2010, 2009 and 2008, $(32), $116 and $0, respectively, were recognized as (losses) gains related to these derivatives. There were $1,250 and $4,625 of derivative instruments outstanding as of December 31, 2010 and 2009.

Fair Value Measurements

ASC No. 820, “Fair Value Measurements and Disclosures” (“ASC No. 820”), establishes a three-tier value hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1	-	Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2	-	Includes other inputs that are directly or indirectly observable in the marketplace.

Level 3	-	Unobservable inputs which are supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. In accordance with ASC No. 820, the Company measures foreign currency forward contracts at fair value. The foreign currency forward contracts are classified within Level 2 as the valuation inputs are based on quoted prices and market observable data of similar instruments in active markets, and are recorded in other current assets in the Consolidated Balance Sheets. As at December 31, 2010 and 2009 the amount recorded in other current assets was $82 and $112, respectively

Business Process Outsourcing, Inc.

Notes to Consolidated Financial Statements

December 31, 2010

(Dollars in thousands, except per share amounts)

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Property and equipment under capital leases are stated at the present value of the minimum lease payments at the inception of the lease, net of accumulated amortization.

Depreciation is computed using the straight-line method over the estimated useful lives of assets. Depreciation and amortization on equipment held under capital leases and leasehold improvements is computed using the straight-line method over the shorter of the assets’ estimated lives or the lease term. The estimated useful lives of property and equipment are as follows:

Furniture and fixtures	5 to 7 years
Leasehold improvements	3 to 8 years
Computer hardware	3 to 5 years
Computer software	3 to 5 years
Office equipment and machinery	3 to 5 years

Intangible Assets

Intangible assets primarily consist of amounts allocated to customer contracts arising from the acquisition of the business process outsourcing division of a large public accounting firm in 2002. These amounts are being amortized on a straight-line basis over approximately five years. Amortization of such customer contract intangible assets for the years ended December 31, 2010, 2009 and 2008 amounted to $0, $0 and $188, respectively. Management evaluates the realizability of contract rights (if there are indicators of impairment) based upon the Company’s forecasted undiscounted cash flows. No impairment occurred during the years ended December 31, 2010, 2009 and 2008.

Impairment of Long-Lived Assets

Long-lived assets with definite lives, including property and equipment and intangible assets are reviewed for impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of long-lived assets with definite lives is assessed based on a comparison of the carrying amount to the estimated future undiscounted net cash flows. If estimated future undiscounted net cash flows are less than the carrying amounts, the related assets are considered impaired and expense is recorded to reduce the carrying amounts to fair value. The fair value is determined based on the valuation techniques such as comparison to fair value of similar assets or using a discounted cash flow analysis. No impairment occurred during the years ended December 31, 2010, 2009 and 2008.

Business Process Outsourcing, Inc.

Notes to Consolidated Financial Statements

December 31, 2010

(Dollars in thousands, except per share amounts)

Deferred Charges

In connection with certain of the Company’s outsourcing arrangements, the Company may incur specific, direct and incremental external costs to acquire a contractual relationship. Such costs primarily consist of legal costs to negotiate contract terms. The Company defers these client acquisition costs if the recovery of such costs is probable and amortizes them ratably over the period of the contract.

During 2010, 2009 and 2008, the Company capitalized $0, $0 and $30 of client acquisition costs. The related amortization for the years was $20, $40 and $64, respectively.

Stock-based Compensation

Effective January 1, 2006, the Company adopted ASC No. 718, “Compensation – Stock Compensation” (“ASC No. 718”). Under the fair value recognition provisions of this statement, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense on a straight-line basis over the requisite service period, which is the vesting period. The Company adopted the provisions of ASC No. 718 using the prospective transition method, which requires that the estimated fair value of share based awards granted under stock incentive plans is recognized as compensation expense for all share based payments (i) granted after the effective date of adoption and (ii) granted prior to the effective date of adoption that are modified, repurchased or cancelled. See note 10 for a detailed discussion of stock-based compensation and adoption of ASC No. 718.

There were no options granted during 2010. The fair value of each option was estimated on the date of grant using the Black Scholes option pricing model during 2009 with the following assumptions:

Year ended December 31, 2009
Dividend yield	0%
Expected life (in months)	45
Risk free interest rate	4.63%
Volatility	35%

In accordance with ASC No. 718-10, the Company estimated the expected term of options granted by using the simplified method of computing the expected life of the option. In absence of history of volatility of BPO stock trading, the Company has used the volatility of stocks of comparable companies with estimated lives of options similar to BPO. The risk-free interest rate is based on the yield on the 5-year U.S. Treasury securities issued in 2010 and 2009. The Company does not anticipate paying any cash dividends in the foreseeable future and therefore the expected dividend yield of zero is considered in the option valuation model. All stock-based payment awards are amortized ratably over the vesting periods of the awards.

Business Process Outsourcing, Inc.

Notes to Consolidated Financial Statements

December 31, 2010

(Dollars in thousands, except per share amounts)

Income Taxes

The Company accounts for income taxes based upon the provisions of ASC No. 740, “Income Taxes” (“ASC No. 740”). Under ASC No. 740, deferred tax liabilities and assets are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their tax bases. Any deferred tax assets recognized for net operating loss carry forwards and other items are reduced by a valuation allowance when it is more likely than not that the benefits may not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that the rate change occurs.

The Company’s investments in its foreign subsidiaries are considered to be permanently invested, and accordingly no provision for income taxes on the related foreign exchange translation adjustments has been recorded.

Effective January 1, 2009, the Company adopted the provisions of the ASC No. 740, which clarified the accounting for income taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. The provisions of ASC No. 740 are applied to all tax positions upon initial adoption, with cumulative effect adjustment reported as an adjustment to the opening balance of retained earnings. It also provides guidance on de-recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. Interest and penalties recognized in accordance with the guidance provided in ASC No. 740, if any, are being classified as interest expense and general and administrative expense, respectively. The Company did not have any unrecognized tax benefits as a result of the adoption of ASC No. 740. Moreover, during the period, the Company neither had any unrecognized tax benefits nor recognized any uncertain tax benefits. The Company did not recognize any interest or penalties in the Company’s Consolidated Statement of Operations nor did it have any such amounts recognized on the Company’s Consolidated Balance Sheets. In addition, the Company did not have any uncertain tax positions that were expected to significantly change within 12 months of the reporting date.

The Company applies a two-step approach for recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining, based on the technical merits, that the position will be more likely than not sustained upon examination. The second step is to measure the tax benefit as the largest amount of the tax benefit that is greater than 50% likely of being realized upon settlement.

Business Process Outsourcing, Inc.

Notes to Consolidated Financial Statements

December 31, 2010

(Dollars in thousands, except per share amounts)

Goodwill

Goodwill represents the excess of the cost of business acquisitions over the fair value of the acquired net tangibles and intangibles assets. Under ASC No. 350, “Intangibles – Goodwill and Other”, the Company does not amortize goodwill, but is required to test goodwill impairment at least on an annual basis or earlier when events or changes in circumstances suggest the carrying amount may not be fully recoverable.

As of December 31, 2010, 2009 and 2008, respectively, the Company performed annual goodwill impairment tests by comparing the book value to the estimated fair value of the reporting unit. The fair value of the reporting unit was determined using a discounted cash flow approach. The valuation of the estimated fair value on a discounted cash flow approach required significant estimates and assumptions. There was no impairment to the carrying value of goodwill at December 31, 2010, 2009 or 2008.

Employee Benefits

In accordance with Indian law, all employees of the subsidiary in India are entitled to receive benefits under the Government Provident Fund, a defined contribution plan in which both the employee and the Company contribute monthly at a determined rate (currently 12% of the employee’s base salary). These contributions are made to the Government Provident Fund.

In accordance with Indian law, the Company provides for gratuity, a defined benefit retirement plan (the “Gratuity Plan”) covering all of its employees in India. The Gratuity Plan provides for a lump sum payment to vested employees on retirement or upon termination of employment in an amount based on the respective employee’s salary and years of employment with the Company. Gratuity benefit cost for the year is calculated on an actuarial basis.

Contributions to defined contribution plans are charged to consolidated operating results in the period in which services are rendered by the covered employees. Current service costs for defined benefit plans are accrued in the period to which they relate. In accordance with ASC No. 715, “Compensation Retirement Benefit”, the liability in respect of defined benefit plans is calculated annually by the Company using the projected unit credit method. Prior service cost, if any, resulting from an amendment to a plan is recognized and amortized over the remaining period of service of the covered employees. The Company recognizes its liabilities for compensated absences in accordance with ASC No. 710, “Compensation-General”.

Financial Instruments

For certain financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities and other current assets, recorded amounts approximate fair value due to the relatively short maturity periods.

Business Process Outsourcing, Inc.

Notes to Consolidated Financial Statements

December 31, 2010

(Dollars in thousands, except per share amounts)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and client receivables. Cash equivalents have been deposited with highly rated reputable financial institutions. Client receivables are dispersed across many different industries, however the customers are based primarily in the United States. To reduce exposure to client credit risk, the Company often bills its clients in advance. At December 31, 2010 and 2009, two customers accounted for 29% and 26% respectively, of the Company’s accounts receivable.

Advertising

Advertising costs of $19, $17 and $31 were expensed as incurred for the years ended December 31, 2010, 2009 and 2008, respectively.

Recent Accounting Pronouncements

In October 2009, the Financial Accounting Standards Board (FASB) issued Update No. 2009-13, “Multiple-Deliverable Revenue Arrangements - a consensus of the FASB Emerging Issues Task Force” (ASU 2009-13). It updates the existing multiple-element revenue arrangements guidance currently included under ASC No. 605-25, which originated primarily from the guidance in EITF Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables” (EITF 00-21). The revised guidance primarily provides two significant changes: 1) eliminates the need for objective and reliable evidence of the fair value for the undelivered element in order for a delivered item to be treated as a separate unit of accounting, and 2) eliminates the residual method to allocate the arrangement consideration. In addition, the guidance also expands the disclosure requirements for revenue recognition. ASU 2009-13 will be effective for the first annual reporting period beginning on or after June 15, 2010, with early adoption permitted provided that the revised guidance is retroactively applied to the beginning of the year of adoption. The Company does not expect to have a material impact on its consolidated financial position, results of operations or cash flows on adoption of this guidance.

In December 2010, the FASB issued ASU 2010-28, the amendments in this update modify Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that an impairment may exist. The qualitative factors are consistent with the existing guidance and examples in paragraph 350-20-35-30, which requires that goodwill of a reporting unit be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. ASU 2010-28 will be effective for public entities from fiscal years beginning after December 15, 2010 and will be effective for nonpublic entities, for fiscal years beginning after December 15, 2011. Nonpublic entities may early adopt the amendments using the effective date for public entities. The Company does not expect to have a material impact on its consolidated financial position, results of operations and cash flows on adoption of this guidance.

Business Process Outsourcing, Inc.

Notes to Consolidated Financial Statements

December 31, 2010

(Dollars in thousands, except per share amounts)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and client receivables. Cash equivalents have been deposited with highly rated reputable financial institutions. Client receivables are dispersed across many different industries, however the customers are based primarily in the United States. To reduce exposure to client credit risk, the Company often bills its clients in advance. At December 31, 2010 and 2009, two customers accounted for 29% and 26% respectively, of the Company’s accounts receivable.

Advertising

Advertising costs of $19, $17 and $31 were expensed as incurred for the years ended December 31, 2010, 2009 and 2008, respectively.

Recent Accounting Pronouncements

In October 2009, the Financial Accounting Standards Board (FASB) issued Update No. 2009-13, “Multiple-Deliverable Revenue Arrangements - a consensus of the FASB Emerging Issues Task Force” (ASU 2009-13). It updates the existing multiple-element revenue arrangements guidance currently included under ASC No. 605-25, which originated primarily from the guidance in EITF Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables” (EITF 00-21). The revised guidance primarily provides two significant changes: 1) eliminates the need for objective and reliable evidence of the fair value for the undelivered element in order for a delivered item to be treated as a separate unit of accounting, and 2) eliminates the residual method to allocate the arrangement consideration. In addition, the guidance also expands the disclosure requirements for revenue recognition. ASU 2009-13 will be effective for the first annual reporting period beginning on or after June 15, 2010, with early adoption permitted provided that the revised guidance is retroactively applied to the beginning of the year of adoption. The Company does not expect to have a material impact on its consolidated financial position, results of operations or cash flows on adoption of this guidance.

In December 2010, the FASB issued ASU 2010-28, the amendments in this update modify Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that an impairment may exist. The qualitative factors are consistent with the existing guidance and examples in paragraph 350-20-35-30, which requires that goodwill of a reporting unit be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. ASU 2010-28 will be effective for public entities from fiscal years beginning after December 15, 2010 and will be effective for nonpublic entities, for fiscal years beginning after December 15, 2011. Nonpublic entities may early adopt the amendments using the effective date for public entities. The Company does not expect to have a material impact on its consolidated financial position, results of operations and cash flows on adoption of this guidance.

3. Restricted Cash

Restricted cash includes certificates of deposit and balances with banks of $124 and $165 at December 31, 2010 and 2009, respectively, which serve as collateral for outstanding letters of credit and bank guarantees issued by the Company for equipment imports, obtaining forward contracts, tax demands and assets held under capital leases. These guarantees expire at various dates between 2011 and 2014.

4. Business Combination and Goodwill

In 2002, the Company acquired the business process outsourcing practice of a large public accounting firm. In connection with the acquisition, the Company recorded goodwill for the amount of purchase price paid in excess of the value of the underlying assets. In addition, the Company capitalized as goodwill additional payments made as part of the contingent consideration subsequent to the acquisition date. Contingent consideration payments ceased on February 1, 2007.

5. Commitments and Contingencies

Transfer-pricing regulations require that any international transaction involving associated enterprises be at an arm’s-length price. Transactions among the Company’s subsidiaries and the Company may be considered such transactions. Accordingly, the Company determines the pricing among its associated enterprises on the basis of detailed functional and economic analysis involving benchmarking against transactions among entities that are not under common control. If the applicable income tax authorities review any of the Company’s tax returns and determine that the transfer price applied was not appropriate, the Company may incur increased tax liability, including accrued interest and penalties.

A subsidiary of the Company received an assessment order from the Indian tax authorities with respect to their transfer pricing arrangements. The assessment demands that the subsidiary pay additional taxes in the amount of approximately $217. The subsidiary has applied for a stay of demand with tax authorities while it appeals to the Deputy Commissioner of Income Tax. While under appeal, the Company is required to pay the assessed amount, this amount was deposited with the tax authorities.

Based on advice from its Indian tax advisors, the facts underlying its position and its experience with these types of assessments, the Company believes that the probability of loss is remote and has accordingly not accrued any amount with respect to these matters in its consolidated financial statements. There is a possibility that the Company might receive similar orders for subsequent years until the dispute is resolved. The Company does not expect any impact from these assessments on its future income tax expense.

Business Process Outsourcing, Inc.

Notes to Consolidated Financial Statements

December 31, 2010

(Dollars in thousands, except per share amounts)

6. Property and Equipment

The components of Property and equipment, net of accumulated depreciation consisted of the following:

	December 31,
	2010	2009
Owned assets:
Furniture and fixtures	$309	$320
Leasehold improvements	1,193	1,158
Computer hardware	1,040	828
Computer software	321	378
Office equipment and machinery	902	822
Vehicles	277	239
Capital work in progress	1,101	—

	5,143	3,745
Less accumulated depreciation	(2,425)	(1,721)

	$2,718	$2,024

Assets under capital leases:
Furniture and fixtures	117	133
Leasehold improvements	4,401	4,638
Computer hardware	2,784	2,053
Computer software	688	967
Office equipment and machinery	4,650	4,014

	12,640	11,805
Less accumulated depreciation	(5,284)	(4,067)

	7,356	7,738

Property and equipment, net	$10,074	$9,762

Depreciation expense was $3,589, $3,564 and $3,159 for the years ended December 31, 2010, 2009 and 2008, respectively.

Business Process Outsourcing, Inc.

Notes to Consolidated Financial Statements

December 31, 2010

(Dollars in thousands, except per share amounts)

7. Debt and Lease Commitments

The Company finances its use of certain facilities, computer hardware, leasehold improvements, furniture, fixtures, and office equipment under various lease arrangements provided by financial institutions. The future minimum lease payments, by year and in the aggregate, under capital leases and under non-cancelable operating leases with initial or remaining non-cancelable lease terms in excess of one year, consisted of the following at December 31, 2010:

	Capital Leases	Non-cancelable Operating Leases
		Expense	Sublease Income
Year ending December 31,
2011	$3,161	$4,467	$509
2012	2,220	3,763	—
2013	2,008	3,797	—
2014	1,534	4,070	—
2015	1,235	3,561	—
Beyond	406	1,254	—

Total minimum payments	10,564
Less amount representing interest	1,926

Present value of minimum lease payments	8,638
Less current portion	2,448

Long-term capital lease obligations	$6,190

Rental expense under operating leases was approximately $6,360, $6,029 and $4,699 for the years ended December 31, 2010, 2009 and 2008, respectively. Sublease income of $1,036, $801 and $432 for the years ended December 31, 2010, 2009 and 2008, respectively, is included in other income.

The Company has sub-leased property and equipment under capital leases and recognized as a receivable an amount equal to the net investment in the sub-lease. Lease rentals are apportioned between principal and interest at the rate implicit to the lease. The principal amount received reduces the net investment in lease, which is recorded in other assets in the Consolidated Balance Sheets and the interest is recognized as other income. Initial direct costs such as legal and brokerage costs, are recognized immediately in the statements of operations.

Year ending December 31,
2011	$252

Gross investment in capital lease	252
Less deferred income	16

Net investment in capital lease	236
Less current portion	236

Net investment in capital lease, long-term	$—

Business Process Outsourcing, Inc.

Notes to Consolidated Financial Statements

December 31, 2010

(Dollars in thousands, except per share amounts)

8. Income Taxes

The components of income (loss) before income taxes from continuing operations are as follows:

	Year ended December 31,
	2010	2009	2008
U.S.	$1,535	$1,274	$(4,181)
Non-U.S.	5,185	4,370	4,304

Income before income taxes	$6,720	$5,644	$123

Under the Indian Income Tax Act, a substantial portion of the profits of the Company's Indian operations is exempt from Indian income tax. The Indian tax year ends on March 31. This holiday is available for a period of ten consecutive years beginning in the year in which the respective Indian undertaking commenced operations but in no case extending beyond March 31, 2011, as extended by the Indian Government on August 19, 2009.

During 2007, the Company commenced operations in a new subsidiary in India. Profit of the subsidiary is tax exempt because its profit is attributable to undertakings situated in Special Economic Zones. This exemption is available for a period of 15 consecutive years, wherein the profits would be taxed at graduated higher rates after completion of initial 5 years under the tax scheme and upon fulfillment of the conditions specified in the law governing the exemption.

The Company has foreign net operating loss carry forwards of $827 to offset future foreign taxable income, and can be carried forward for a period of 8 years. U.S. Federal net operating loss carry forwards of $27,211 may be used to offset future taxable income and will begin to expire in 2022. Pursuant to changes in the Indian Income Tax Act from April 1, 2007, the Company has calculated its tax liability after considering the Minimum Alternate Tax (“MAT”). The MAT can be carried forward and set off against future tax liabilities and will begin to expire in 2013. Based on the business projections made by the management, the Company expects to set off the MAT with it future tax liabilities.

Business Process Outsourcing, Inc.

Notes to Consolidated Financial Statements

December 31, 2010

(Dollars in thousands, except per share amounts)

The components of the deferred tax balances as of December 31, 2010 and 2009 are as follows:

	December 31,
	2010	2009
Deferred tax assets:
Net operating loss carry forwards	$9,973	$10,414
Tax credit carry forward	490	503
Accrued liabilities and other expenses	449	358
Provision for doubtful debts	—	11
Depreciation and amortization	382	516
Stock options	106	—
Minimum alternate tax credit carry forward	529	498
Contributions	37	30

Total deferred tax asset	11,966	12,330

Deferred tax liability:
Amortization of goodwill	(299)	(251)

Total deferred tax liability	(299)	(251)

Less valuation allowance	(10,930)	(11,313)

Net deferred tax asset	$737	$766

The net change in the total valuation allowance for each of the years ended December 31, 2010 and 2009 was a decrease of $383 and of $535, respectively. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets depends on the generation of future taxable income during the periods in which those temporary differences are deductible. Management considers the scheduled reversal of deferred tax liabilities, projected taxable income, and tax planning strategies in making this assessment. In order to fully realize the deferred tax asset, the Company will need to generate future taxable income prior to the expiration of the deferred tax asset governed by the tax code. Management believes that under the current circumstances, it is more likely than not that the Company will not realize the benefits of these deductible differences, net of the existing valuation allowance at December 31, 2010.

The provision for income taxes differs from the amount of income tax determined by applying the applicable U.S. statutory federal income tax rate to income before taxes, primarily as a result of geographical distribution of its income.

Business Process Outsourcing, Inc.

Notes to Consolidated Financial Statements

December 31, 2010

(Dollars in thousands, except per share amounts)

As of December 31, 2010, the Company had deferred tax assets of $9,973 against net operating loss carry forwards. Operating losses of subsidiaries in India can be carried forward for a period of eight years. The losses expire in the amounts shown below in the following years:

	U.S	India
Year ending December 31:
2018	$—	$275
2022	483	—
2023	1,895	—
2024	1,906	—
2025	1,383	—
2026	1,029	—
2027	1,409	—
2028	1,593	—

	$9,698	$275

The Company did not have any unrecognized tax benefits as a result of the adoption of ASC No. 740. Moreover, during the period, the Company neither had any unrecognized tax benefits nor recognized any uncertain tax benefits. The Company did not recognize any interest or penalties in the Company’s Consolidated Statement of Operations nor did it have any such amounts recognized on the Company’s Consolidated Balance Sheets. In addition, the Company did not have any uncertain tax positions that were expected to significantly change within 12 months of the reporting date.

9. Retirement and Other Employee Benefit Plans

Defined Benefit Plan

In India, the Company maintains and administers a non-contributory defined benefit retirement and termination of employment plan (Gratuity Plan) as required by local regulations. The plan provides for a lump sum payment to vested employees at the time of retirement or termination. Benefits under this plan are based on years of service and compensation of the employee.

The Company uses a December 31 measurement date for the Gratuity Plan. The components of the Gratuity Plan cost were as follows:

	Year ended December 31,
	2010	2009	2008
Service cost	$134	$141	$212
Interest cost	57	44	49
Actuarial (gain) loss	183	68	(185)

Total Gratuity Plan cost	$374	$253	$76

Business Process Outsourcing, Inc.

Notes to Consolidated Financial Statements

December 31, 2010

(Dollars in thousands, except per share amounts)

The weighted-average assumptions used to determine the Gratuity Plan cost and obligations are as follows:

	Year ended December 31,
	2010	2009	2008
Discount rate	8.0%	8.0%	8.0%
Rate of increase in future compensation	7.5%	7.5%	7.5%

The Company uses the discount rate to compute future benefit obligations from an analysis of expected future benefit payments. The reasonableness of its discount rate is determined by comparing its rate to the rate derived from mortality information provided by the Life Insurance Corporation of India. The increase in future compensation is based on historical information and management’s future expectation.

The changes in the benefit obligation, plan assets and the funded status of the Gratuity Plan are as follows:

	Year ended December 31,
	2010	2009
Change in projected benefit obligation:
Projected benefit obligation, beginning of year	$683	$421
Service cost	134	141
Interest cost	57	44
Actuarial (gain) loss	183	68
Benefits paid	(59)	(18)
Exchange rate (gain) loss	32	27

Projected benefit obligation, end of year	$1,030	$683

Unfunded status:
Unfunded amount – non-current	$812	$569
Unfunded amount – current	218	114

Total accrued liability	$1,030	$683

Accumulated benefit obligation	$823	$516

Expected benefit payments:
During the year ending December 31,
2011	$203
2012	169
2013	139
2014	106
2015 to 2019	260

Business Process Outsourcing, Inc.

Notes to Consolidated Financial Statements

December 31, 2010

(Dollars in thousands, except per share amounts)

Defined Contribution Plan

The Company has established the OPI 401(k) Retirement Plan, a qualified defined contribution retirement plan. In 2010, the plan allowed eligible employees to contribute between 1% and the maximum tax deductible limit of their eligible compensation. The Company provides matching contributions up to a certain percentage of the employee’s eligible compensation. Contribution to the plan was $246, $254 and $319 for 2010, 2009 and 2008, respectively.

The Company contributes to the Government Provident Fund (a defined contribution plan) on behalf of its employees in India, in accordance with Indian law. The assets held by the Government Provident Fund are not reported on the Company’s balance sheet. The contributions made to the fund were $844, $630 and $561 during 2010, 2009 and 2008, respectively.

10. Stock-based Compensation

On November 12, 2003, the Company instituted the 2003 Equity Incentive Plan (the “Plan”). Eligible persons include employees of the Company and certain other persons. The Company reserved 2,000,000 shares of common stock for the granting of options. Under the Plan, the Board may grant awards of nonqualified stock options (“NSOs”), incentive stock options (“ISOs”) and stock appreciation rights (“SARs”), or any combination of the foregoing. The Board determines which employees are eligible to receive options, the number of options to be granted, the exercise price, the vesting period and the contractual period. Options are non-transferable during their life and the vesting period is determined on the date of the grant. Options generally vest ratably over a period of four years from the date of grant, with 25% vesting each year, and the contractual term is five years. If an employee terminates they must exercise any vested options within 90 days after termination or the vested options are forfeited.

Compensation expense during the years ended December 31, 2010, 2009 and 2008, amounting to $292, $381 and $341, respectively, was included in general and administrative expenses.

Business Process Outsourcing, Inc.

Notes to Consolidated Financial Statements

December 31, 2010

(Dollars in thousands, except per share amounts)

Stock option activity under the Plan is shown below:

	Number of Shares	Weighted-average Exercise Price
Outstanding at December 31, 2007	1,522,250	$3.48
Granted	227,000	$4.71
Exercised	(84,000)	$2.50
Forfeited	(81,750)	$3.66
Expired	(28,000)	$2.50

Outstanding at December 31, 2008	1,555,500	$3.72
Granted	81,000	$4.72
Exercised	(175,000)	$2.71
Forfeited	(106,000)	$3.69
Expired	(13,500)	$2.75

Outstanding at December 31, 2009	1,342,000	$3.92
Granted	—	$—
Exercised	(136,100)	$3.03
Forfeited	(201,150)	$3.83
Expired	(93,750)	$2.98

Outstanding at December 31, 2010	911,000	$4.17

Exercisable at December 31, 2010	568,475	$4.04

Available for grant at December 31, 2010	281,428

The weighted-average fair value of options granted during the years ended December 31, 2010 and 2009 was $0 and $1.57, respectively. The weighted-average remaining contractual life of options outstanding and exercisable at December 31, 2010 was 1.64 years and 1.40 years, respectively. The weighted-average fair value of vested and exercisable options was $1.39. The aggregate intrinsic value of the options outstanding and exercisable at December 31, 2010 was $503 and $387, respectively.

The total remaining unrecognized stock-based compensation costs amounted to $194 at December 31, 2010, which will be amortized over the weighted-average remaining vesting period of 1.95 years.

Business Process Outsourcing, Inc.

Notes to Consolidated Financial Statements

December 31, 2010

(Dollars in thousands, except per share amounts)

The following table summarizes the status of the Company stock options outstanding and stock options vested and exercisable at December 31, 2010:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number outstanding	Weighted- average remaining life (years)	Weighted- average exercise price	Number exercisable	Weighted- average exercise price
$2.75 - 3.56	395,500	0.82	$3.56	307,985	$3.35
$4.31 - 4.72	515,500	2.26	$4.63	260,490	$4.60

	911,000	1.64	$4.17	568,475	$4.04

11. Stockholders’ Equity

Warrants

In connection with prior financing arrangements, certain investors held 733,945 warrants which were exercisable for shares of BPO’s, common stock at $1.09 per share under the terms of their original issuance. Each warrant represented the right to purchase one share of the Company’s common stock. These warrants were exercised on August 31, 2008. The Company issued 685,909 shares on net exercise of the warrants.

Series A Convertible Preferred Stock

The holder of each share of the Series A Convertible Preferred stock (“Series A Preferred”) is entitled to the number of votes equal to the number of shares of common stock into which each share of the Series A Preferred could be converted at that date. The Series A Preferred holders are entitled to dividends of $0.065 annually per share only if and when declared by the Board of Directors from accumulated earnings. Series A Preferred stock is junior to Series B Preferred stock.

Each share of Series A Preferred is convertible into one ordinary share, which is subject to anti-dilution adjustment. The adjustment represents a contingent beneficial conversion feature. If the Company were to recognize a charge, it would be computed based on the additional equity shares to be issued as a result of the anti-dilution adjustment multiplied by the value of the common stock at the time the preferred shares were issued.

All Series A Preferred shares automatically convert upon a qualified public offering or the sale of the business, as defined. Upon a liquidation or dissolution event and after payment to the holders of the Series B preferred stock, holders of the Series A Preferred stock are entitled to receive the greater of (i) 100 percent of the original issue price or the value the Series A Preferred stock on an as-converted basis (ii) plus all declared but unpaid dividends. These funds would be distributed before any distribution to the holders of common stock.

Business Process Outsourcing, Inc.

Notes to Consolidated Financial Statements

December 31, 2010

(Dollars in thousands, except per share amounts)

Series B Convertible Preferred Stock

Series B Convertible Preferred stock (“Series B Preferred”) holders have the right to convert their shares at any time, into shares of common stock. The conversion rate is 1:1 and is subject to anti dilution adjustment. The adjustment represents a contingent beneficial conversion feature. If the Company were to recognize a charge, it would be computed based on the additional equity shares to be issued as a result of the anti dilution adjustment multiplied by the value of the common stock at the time the preferred shares were issued.

Series B Preferred is senior to Series A Preferred and common stock. The holders of the Series B Preferred are entitled to $0.15 annual dividends per share only if and when declared by the Board of Directors from accumulated earnings. In the event of any liquidation or winding up of the business, the holders of the Series B Preferred are entitled to receive, in preference to the holders of junior securities, an amount equal to (i) the greater of 100% of the original issue price per share of Series B Preferred or the amount per share the holders of Series B Preferred would receive if all Preferred shares were converted to common stock, plus (ii) all declared but unpaid dividends. All Series B Preferred Shares automatically convert upon a qualified public offering, as defined.

12. Related Party Transactions

In 2010, 2009 and 2008, the Company recorded revenue of $5,650, $4,991 and $2,939, respectively related to services provided in the ordinary course of business to Cargill, Incorporated (“Cargill”), a stockholder of the Company. As of December 31, 2010 and 2009, the Company had accounts receivable of $824 and $532 and unbilled revenues amounting to $0 and $56.

During 2010, 2009 and 2008, the Company recorded revenues of $617, $1,268 and $1,328, respectively, related to services provided in the ordinary course of business to Open Business Exchange Limited, an affiliate of Cargill. As of December 31, 2010 and 2009, the Company had accounts receivable of $127 and $264, respectively and no unbilled revenues.

Business Process Outsourcing, Inc.

Notes to Consolidated Financial Statements

December 31, 2010

(Dollars in thousands, except per share amounts)

13. Geographical Information

Net property and equipment by country was as follows:

	December 31,
	2010	2009
India	$9,576	$9,089
U.S.	248	377
Bulgaria	227	268
Others	23	28

	$10,074	$9,762

14. Notes Receivable

During 2010 and 2009, the Company permitted its employees to exercise otherwise expiring stock options by execution of promissory notes. The promissory notes are repayable to the Company within 2 years from date of issue, in quarterly installments and bear a simple interest of 7%. The employees issued promissory notes of $277 and $211 during 2010 and 2009 respectively, of which $404 and $190 was outstanding as at December 31, 2010 and 2009.

15. Transaction Expenses

During 2010, the Company incurred $334 of professional fees and other out-of-pocket expenses in connection with a potential transaction which may result in a change of control. Such expenses were classified as general and administrative expenses.

16. Subsequent Events

On May 31, 2011, ExlService Holdings, Inc. acquired 100% of the outstanding common stock of the Company for $91 million subject to adjustment based on working capital, debt, closing cash and transaction expenses in connection with the consummation of the transactions contemplated as of the date of acquisition.

Unaudited Financial Statements

Business Process Outsourcing, Inc. and Subsidiaries

BUSINESS PROCESS OUTSOURCING, INC.

Consolidated Balance Sheets

(Dollars in thousands, except share and per share data)

	March 31, 2011	December 31, 2010
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$16,452	$13,791
Restricted cash	75	50
Accounts receivable	4,294	3,169
Accounts receivable from related parties	965	951
Unbilled receivable	773	839
Prepaid expenses	962	920
Notes receivable	349	404
Other current assets	3,890	4,341

Total current assets	27,760	24,465

Non-current assets:
Restricted cash	208	74
Security deposits	3,745	3,874
Property and equipment, net	9,753	10,074
Goodwill	1,976	1,976
Deferred tax assets	741	738
Other assets	539	580

Total non-current assets	16,962	17,316

TOTAL ASSETS	$44,722	$41,781

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$425	$450
Accrued employee costs	4,985	4,945
Accrued expenses and other current liabilities	3,628	3,509
Short-term borrowing	390	429
Current portion of capital lease obligations	2,237	2,448
Deferred revenue and payments in advance	2,446	1,226

Total current liabilities	14,111	13,007

Non-current liabilities:
Capital lease obligations, less current portion	5,832	6,190
Other liabilities	2,651	2,593

Total non-current liabilities	8,483	8,783

Commitments and contingencies

Stockholders’ equity:
Series A convertible preferred stock, $0.001 par value, 1,600,000 shares authorized, issued and outstanding (liquidation preference $3,700)	2	2
Series B convertible preferred stock, $0.001 par value, 10,000,000 shares authorized; 9,340,000 shares issued and outstanding (liquidation preference $24,183)	9	9
Common stock, $0.001 par value, 38,400,000 shares authorized; 10,370,897 shares issued and outstanding as of March 31, 2011 and December 31, 2010	10	10
Additional paid-in capital	31,711	31,674
Accumulated deficit	(8,839)	(10,845)
Accumulated other comprehensive loss	(765)	(859)

Total stockholders’ equity	22,128	19,991

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$44,722	$41,781

See accompanying notes.

BUSINESS PROCESS OUTSOURCING, INC.

Consolidated Statements of Operations

(Unaudited)

(Dollars in thousands)

	Three months ended March 31,
	2011	2010
Revenue:
Revenue	$20,042	$15,938
Revenue from related parties	1,792	1,522

Total revenues	21,834	17,460

Cost of revenue (excluding depreciation & amortization)	13,489	10,832

Gross profit	8,345	6,628

Operating expenses:
General and administrative expenses	5,463	4,931
Depreciation and amortization	848	913

Total operating expenses	6,311	5,844

Income from operations	2,034	784

Other income (expense):
Interest expense	(209)	(198)
Interest income	18	33
Other income	265	327
Foreign exchange gain	36	78

Income before income taxes	2,144	1,024

Provision for income taxes	(138)	(70)

Net income	$2,006	$954

See accompanying notes.

BUSINESS PROCESS OUTSOURCING, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(Dollars in thousands)

	Three months ended March 31,
	2011	2010

Net cash provided by/(used) in operating activities	$3,492	$(303)

Cash flows from investing activities
Purchases of property and equipment	(527)	(50)
Security deposits	129	(296)
Sublease receipts	85	53

Net cash used in investing activities	(313)	(293)

Cash flows from financing activities
Principal payments on capital lease obligations	(568)	(693)
Short-term borrowings	(39)	163

Net cash used in financing activities	(607)	(530)

Effect of exchange rate changes on cash and cash equivalents	89	160

Net increase/(decrease) in cash and cash equivalents	2,661	(966)

Cash and cash equivalents at beginning of period	13,791	10,068

Cash and cash equivalents at end of period	$16,452	$9,102

See accompanying notes.

Business Process Outsourcing, Inc.

Notes to Consolidated Financial Statements

March 31, 2011

(Unaudited)

(Dollars in thousands, except per share amounts)

1. Organization, Description of Business

Business Process Outsourcing, Inc. (“BPO” or the “Company”) is incorporated under the laws of the Cayman Islands. BPO, together with its subsidiaries, is principally engaged in providing business process outsourcing services in the finance and accounting arena. The services are provided primarily from India, along with shared service centers in Bulgaria and Malaysia, as well as resources on-site at client locations in the U.S. The Company’s clients are located principally in the United States.

Basis of Presentation

The unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for annual financial statements and therefore should be read in conjunction with the audited consolidated financial statements and footnotes for the fiscal year ended December 31, 2010.

The unaudited interim consolidated financial statements reflect all adjustments (of a normal and recurring nature) which management considers necessary for a fair presentation of such statements for the interim periods presented. The unaudited consolidated statements of income for the interim periods presented are not necessarily indicative of the results for the full year or for any subsequent period.

2. Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying unaudited consolidated financial statements include the accounts of BPO and its subsidiaries. All significant inter-company balances and transactions are eliminated in consolidation.

Use of Estimates

Preparation of the unaudited consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Estimates are made based on management’s best assessment of the current business environment. Actual results could differ from these estimates and assumptions. The significant estimates and assumptions that affect the consolidated financial statements include, but are not limited to, allowance for doubtful accounts, future obligations under employee benefit plans, income tax valuation allowances, estimated useful lives of property and equipment and recoverability of long-term assets and goodwill.

Foreign Exchange Instruments

In the normal course of business, the Company occasionally uses derivative financial instruments to manage foreign currency exchange rate risk. The Company hedges material cash flow exposure using forward contracts. These instruments are short-term in nature, with maturities of less than one year, and are subject to fluctuations in foreign exchange rates. All of the Company’s financial instruments are recorded at estimated fair value or amounts that approximate fair value. The Company does not have any derivatives designated as hedges as defined by ASC No. 815, “Derivatives and Hedging.” The changes in fair value of all derivatives are recognized in the Consolidated Statements of Operations and are included in the foreign exchange (loss) gain. During the three months ended March 31, 2011 and 2010, ($81) and $81, respectively, were recognized as (losses) gains related to these derivatives. There were $0 and $1,250 of derivative instruments outstanding as of March 31, 2011 and December 31, 2010, respectively.

Fair Value Measurements

ASC No. 820, “Fair Value Measurements and Disclosures” (“ASC No. 820”), establishes a three-tier value hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1	-	Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2	-	Includes other inputs that are directly or indirectly observable in the marketplace.

Level 3	-	Unobservable inputs which are supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. In accordance with ASC No. 820, the Company measures foreign currency forward contracts at fair value. The foreign currency forward contracts are classified within Level 2 as the valuation inputs are based on quoted prices and market observable data of similar instruments in active markets, and are recorded in other current assets in the Consolidated Balance Sheets. As at March 31, 2011 and December 31, 2010 the amount recorded in other current assets was $0 and $82, respectively.

Business Process Outsourcing, Inc.

Notes to Consolidated Financial Statements

March 31, 2011

(Unaudited)

(Dollars in thousands, except per share amounts)

Recent Accounting Pronouncements

In October 2009, the Financial Accounting Standards Board (“FASB”) issued Update No. 2009-13, “Multiple-Deliverable Revenue Arrangements - a consensus of the FASB Emerging Issues Task Force” (“ASU 2009-13”). It updates the existing multiple-element revenue arrangements guidance currently included under ASC No. 605-25, which originated primarily from the guidance in EITF Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables”. The revised guidance primarily provides two significant changes: 1) eliminates the need for objective and reliable evidence of the fair value for the undelivered element in order for a delivered item to be treated as a separate unit of accounting, and 2) eliminates the residual method to allocate the arrangement consideration. In addition, the guidance also expands the disclosure requirements for revenue recognition. ASU 2009-13 will be effective for the first annual reporting period beginning on or after June 15, 2010, with early adoption permitted provided that the revised guidance is retroactively applied to the beginning of the year of adoption. The adoption of new guidance from January 1, 2011 did not have any impact on the Company’s unaudited consolidated financial statements as the number of multiple deliverable revenue arrangements is insignificant.

3. Business Combination and Goodwill

In 2002, the Company acquired the business process outsourcing practice of a large public accounting firm. In connection with the acquisition, the Company recorded goodwill for the amount of purchase price paid in excess of the value of the underlying assets. In addition, the Company capitalized as goodwill additional payments made as part of the contingent consideration subsequent to the acquisition date. Contingent consideration payments ceased on February 1, 2007.

4. Commitments and Contingencies

Transfer-pricing regulations require that any international transaction involving associated enterprises be at an arm’s-length price. Transactions among the Company’s subsidiaries and the Company may be considered such transactions. Accordingly, the Company determines the pricing among its associated enterprises on the basis of detailed functional and economic analysis involving benchmarking against transactions among entities that are not under common control. If the applicable income tax authorities review any of the Company’s tax returns and determine that the transfer price applied was not appropriate, the Company may incur increased tax liability, including accrued interest and penalties.

A subsidiary of the Company received an assessment order from the Indian tax authorities with respect to their transfer pricing arrangements. The assessment demands that the subsidiary pay additional taxes in the amount of approximately $217. The subsidiary has applied for a stay of demand with tax authorities while it appeals to the Deputy Commissioner of Income Tax. While under appeal, the Company is required to pay the assessed amount, this amount was deposited with the tax authorities.

Business Process Outsourcing, Inc.

Notes to Consolidated Financial Statements

March 31, 2011

(Unaudited)

(Dollars in thousands, except per share amounts)

Based on advice from its Indian tax advisors, the facts underlying its position and its experience with these types of assessments, the Company believes that the probability of loss is remote and has accordingly not accrued any amount with respect to these matters in its consolidated financial statements. There is a possibility that the Company might receive similar orders for subsequent years until the dispute is resolved. The Company does not expect any impact from these assessments on its future income tax expense.

5. Debt and Lease Commitments

The Company finances its use of certain facilities, computer hardware, leasehold improvements, furniture, fixtures, and office equipment under various lease arrangements provided by financial institutions. The future minimum lease payments, by year and in the aggregate, under capital leases and under non-cancelable operating leases with initial or remaining non-cancelable lease terms in excess of one year, consisted of the following at March 31, 2011:

		Non-cancelable Operating Leases
	Capital Leases	Expense	Sublease Income
Year ending March 31,
2012	$2,932	$6,145	$319
2013	2,185	5,062	—
2014	1,932	5,087	—
2015	1,466	5,350	—
2016	1,175	4,712	—
Beyond	135	583	—

Total minimum payments	9,825
Less amount representing interest	1,756

Present value of minimum lease payments	8,069
Less current portion	2,237

Long-term capital lease obligations	$5,832

Rental expense under operating leases was approximately $1,692 and $1,731 for the three months ended March 31, 2011 and 2010, respectively. Sublease income of $265 and $327 for the three months ended March 31, 2011 and 2010, respectively, is included in other income.

The Company has sub-leased property and equipment under capital leases and recognized as a receivable an amount equal to the net investment in the sub-lease. Lease rentals are apportioned between principal and interest at the rate implicit to the lease. The principal amount received reduces the net investment in lease, which is recorded in other assets in the unaudited consolidated balance sheets and the interest is recognized as other income. Initial direct costs such as legal and brokerage costs, are recognized immediately in the statements of operations. As of March 31, 2011, the Company has outstanding receivables of $151.

Business Process Outsourcing, Inc.

Notes to Consolidated Financial Statements

March 31, 2011

(Unaudited)

(Dollars in thousands, except per share amounts)

6. Income Taxes

The Company recorded income tax expense of $138 and $70 for the three months ended March 30, 2011 and 2010, respectively.

Under the Indian Income Tax Act, a substantial portion of the profits of the Company's Indian operations is exempt from Indian income tax. The Indian tax year ends on March 31. This holiday is available for a period of ten consecutive years beginning in the year in which the respective Indian undertaking commenced operations but in no case extending beyond March 31, 2011, as extended by the Indian Government on August 19, 2009.

During 2007, the Company commenced operations in a new subsidiary in India. Profit of the subsidiary is tax exempt because its profit is attributable to undertakings situated in Special Economic Zones. This exemption is available for a period of 15 consecutive years, wherein the profits would be taxed at graduated higher rates after completion of initial 5 years under the tax scheme and upon fulfillment of the conditions specified in the law governing the exemption.

The Company has foreign net operating loss carry forwards of $827 to offset future foreign taxable income, and can be carried forward for a period of 8 years. U.S. Federal net operating loss carry forwards of $27,211 may be used to offset future taxable income and will begin to expire in 2022. Pursuant to changes in the Indian Income Tax Act from April 1, 2007, the Company has calculated its tax liability after considering the Minimum Alternate Tax (“MAT”). The MAT can be carried forward and set off against future tax liabilities and will begin to expire in 2013. Based on the business projections made by the management, the Company expects to set off the MAT with it future tax liabilities.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets depends on the generation of future taxable income during the periods in which those temporary differences are deductible. Management considers the scheduled reversal of deferred tax liabilities, projected taxable income, and tax planning strategies in making this assessment. In order to fully realize the deferred tax asset, the Company will need to generate future taxable income prior to the expiration of the deferred tax asset governed by the tax code. Management believes that under the current circumstances, it is more likely than not that the Company will not realize the benefits of these deductible differences, net of the existing valuation allowance at March 31, 2011.

Business Process Outsourcing, Inc.

Notes to Consolidated Financial Statements

March 31, 2011

(Unaudited)

(Dollars in thousands, except per share amounts)

The Company did not have any unrecognized tax benefits as a result of the adoption of ASC No. 740, “Income Taxes”. Moreover, during the period, the Company neither had any unrecognized tax benefits nor recognized any uncertain tax benefits. The Company did not recognize any interest or penalties in the Company’s Consolidated Statement of Operations nor did it have any such amounts recognized on the Company’s Consolidated Balance Sheets. In addition, the Company did not have any uncertain tax positions that were expected to significantly change within 12 months of the reporting date.

7. Retirement and Other Employee Benefit Plans

Defined Benefit Plan

In India, the Company maintains and administers a non-contributory defined benefit retirement and termination of employment plan (“Gratuity Plan”) as required by local regulations. The plan provides for a lump sum payment to vested employees at the time of retirement or termination. Benefits under this plan are based on years of service and compensation of the employee.

The Company uses a December 31 measurement date for the Gratuity Plan. The components of the Gratuity Plan cost were as follows:

	Three Months Ended March 31,
	2011	2010
Service cost	$39	$34
Interest cost	16	11
Actuarial (gain) loss	54	46

Total Gratuity Plan cost	$109	$91

Defined Contribution Plan

The Company has established the OPI 401(k) Retirement Plan, a qualified defined contribution retirement plan. In 2010, the plan allowed eligible employees to contribute between 1% and the maximum tax deductible limit of their eligible compensation. The Company provides matching contributions up to a certain percentage of the employee’s eligible compensation. Contribution to the plan was $71 and $96 during the three months ended March 31, 2011 and 2010, respectively.

The Company contributes to the Government Provident Fund (a defined contribution plan) on behalf of its employees in India, in accordance with Indian law. The assets held by the Government Provident Fund are not reported on the Company’s balance sheet. The contribution made to the fund was $233 and $195 during the three months ended March 31, 2011 and 2010, respectively.

Business Process Outsourcing, Inc.

Notes to Consolidated Financial Statements

March 31, 2011

(Unaudited)

(Dollars in thousands, except per share amounts)

8. Related Party Transactions

During the three months ended March 31, 2011 and 2010, the Company recorded revenues of $1,627 and $1,322, respectively, related to services provided in the ordinary course of business to Cargill, Incorporated (“Cargill”), a stockholder of the Company. As of March 31, 2011 and December 31, 2010, the Company had accounts receivable of $847 and $824, respectively and no unbilled revenues.

During the three months ended March 31, 2011 and 2010, the Company recorded revenues of $165 and $200, respectively, related to services provided in the ordinary course of business to Open Business Exchange Limited, an affiliate of Cargill. As of March 31, 2011 and December 31, 2010, the Company had accounts receivable of $118 and $127, respectively and no unbilled revenues.

9. Geographical Information

Net property and equipment by country was as follows:

	March 31, 2011	December 31, 2010
India	$9,037	$9,576
U.S.	313	248
Bulgaria	382	227
Others	21	23

	$9,753	$10,074

10. Comprehensive Income/(loss)

ASC topic 220, “Reporting Comprehensive Income”, establishes rules for the reporting of comprehensive income and its components. Comprehensive income is defined as all changes in equity from non-owner sources. For the Company, comprehensive income/(loss) consists of changes in the cumulative foreign currency translation adjustments. Changes in other comprehensive income/(loss) was $94 and $259 during the three months ended March 31, 2011 and 2010, respectively.

Business Process Outsourcing, Inc.

Notes to Consolidated Financial Statements

March 31, 2011

(Unaudited)

(Dollars in thousands, except per share amounts)

11. Subsequent Event

On April 30, 2011, the Company along with Shareholder Representative Services LLC, a Colorado limited liability company entered into a definitive Merger Agreement with ExlService Holdings, Inc. (“EXL”) and F&A BPO Merger Sub, Inc., (“Merger Sub”) a Delaware Corporation and a wholly owned subsidiary of EXL. Under the terms of the Merger Agreement and subject to the conditions set forth therein, Merger Sub will merge with and into the Company and the Company will survive and become a wholly owned subsidiary of EXL.

On May 31, 2011, the transaction was closed and the Company became a wholly owned subsidiary of EXL.